Exhibit 10.1

                            STOCK PURCHASE AGREEMENT


THIS STOCK PURCHASE AGREEMENT is entered into on December 30, 2003 by and between Nevern Johns ("Seller") and Safe Technologies International, Inc., a Delaware corporation ("Buyer") (collectively, the "Parties").

Seller owns and/or controls all of the outstanding common stock (the "Shares") of Time Bytes LTD., ( a UK company); Time Bytes International, Inc., (a US company), and Sports Profiles LTD, ( a UK company). The term "the Companies" as used in this Agreement refers to the entities in their present form or as redomiciled in the jurisdiction and name chosen. Buyer wishes to purchase a sixty percent (60%) equity position in "the Companies", and Seller has agreed to sell to Buyer the number of shares necessary to make Buyer the owner of 60% of the outstanding shares of each of "the Companies" at the time of closing (the "Shares").

THEREFORE, in consideration of the mutual promises, covenants and conditions set forth herein, the parties hereby agree as follows:

1. Purchase and Sale of the Shares. Upon the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell and deliver the Shares to Buyer, and Buyer agrees to purchase the Shares from Seller, free and clear of all liens, charges or encumbrances of any kind or nature whatsoever. The purchase and sale shall take place at a closing (the "Closing") to be held at Buyer's offices within 10 days after Seller's delivery to Buyer of "the Companies" audited financial statements as required hereunder and Stock Certificates from each Company evidencing a Sixty Percent equity position in each Company. (the "Closing Date").

2. Purchase Price. The purchase price for the Shares will be Seventeen Million (17,000,000) shares of the stock of the Buyer. A Distribution Plan of these Shares is attached as SCHEDULE 1. Seller acknowledges that some of the common stock of Buyer to be issued hereunder will be issued without registration under federal or state securities laws, due to Seller's consultancy and work out for stock. Other stock will be restricted stock, and as restricted stock, the stock may not be sold or otherwise transferred without registration or an exemption therefrom, such as SEC Rule 144.

3. Conditions to Closing. Closing under this Agreement is subject to the accomplishment of the following items:

         a) Within 10 days of the date of this Agreement, Seller will provide Buyer with audited financial statements of "the Companies" for the two most recently ended fiscal years, and unaudited financial statements for each fiscal quarter ended since the date of the last audited balance sheet. Seller will also deliver copies of "the Companies" asset schedule and schedule of contracts, which Buyer agrees to maintain in confidentiality.

         b) Seller will enter into an Employment Agreement with "the Companies" for a term of five (5) years, with two five (5) Year renewal options, assuming the position of President and/or Managing Director of "the Companies". Seller will be responsible for all day to day operations of "the Companies", establish appropriate budgets for "the Companies" subject to the approval of "the Companies" Board of Directors, and will operate "the Companies" on a full time basis, in accordance with good business practices, and subject to the direction of "the Companies" Board of Directors. If Seller wishes to resign his position as President of "the Companies", he will provide Buyer with not less than 120 days prior written notice, during which period Seller will seek out and train a replacement President. Seller will cause "the Companies" to retain an additional officer capable of operating "the Companies" in the event Seller becomes incapacitated and unable to fulfill his duties with "the Companies". Should Seller resign, die, become disabled, or otherwise become incapable of fulfilling his duties with "the Companies", Buyer will be entitled to choose Seller's successor as President of "the Companies".

         c) At all times up to Closing, Seller will afford Buyer and its accountants, attorneys, consultants, representatives, agents and employees, at all reasonable times, access to "the Companies"' books, files, records and insurance policies for the purpose of audit, inspection and examination thereof, and will do everything reasonably necessary to enable Buyer to make a complete examination of "the Companies" and the condition thereof. All information so obtained by Buyer and its representatives, agents, and employees shall be kept confidential.

         d) Seller will immediately provide a Litigation Affidavit, Schedule 1
(b), listing any and/or all litigation in process, pending, or threatened that adversely affects the authority of Seller to transfer the Shares in accordance with this Agreement.

4. Operation of "the Companies".

         a) Seller understands that Buyer is a publicly traded company, and is subject to SEC rules and regulations. Seller therefore agrees that the following procedures, relating to accounting, reporting and fiscal responsibility, will be maintained at all times by "the Companies". "The Companies" will retain, at their expense, a part time Accountant who will prepare a monthly balance sheet and income statement that will be routinely forwarded to Buyer. The Accountant will be an accounting liaison between "the Companies" and Buyer's management in the preparation of Buyer's Quarterly and Annual Reports to be filed with the SEC.

         b) Buyer agrees that it will not seek any dividends or other payments from "the Companies" until "the Companies" have attained annual revenues of at least $4,000,000. An exception to this would occur if a new large Client were secured, wherein Seller could comfortably send upstream a percentage of Operating Profits. Thereafter, unless the spinoff option (as provided for below) is exercised, Seller will join with Buyer in causing "the Companies" to make periodic distributions to shareholders from operating profits, to the extent determined to be prudent by "the Companies" Board of Directors.

         c) Seller agrees that so long as Buyer holds more than 10% of the outstanding stock of "the Companies", Seller will vote his stock in "the Companies" so as to elect one person designated by Buyer to "the Companies" Board of Directors, and that the number of Directors of "the Companies" will not be more than three, except as may be approved by Buyer.

         d) If at any time one and/or all of "the Companies" is approached for an acquisition, merger or similar opportunity, Buyer and Seller agree to equitably and fairly consider the opportunity and viability of the opportunity for all of the Parties.

5. Spinoff Option.

         a) At such time as the audited annual revenues of "the Companies" reach $5,000,000, but not prior to Twenty Four (24) months from the date of this Agreement, Seller and Buyer may agree that it would be propitious and timely for one or more of "the Companies" to SpinOff, so as to create a separate publicly traded entity. Upon written agreement between Seller and Buyer that they wish to effectuate such a Spinoff, Buyer and Seller will join together in effecting a spinoff. Upon effectiveness of a spinoff, and immediately prior to the commencement of public trading in "the Companies" common stock, Buyer will surrender to "the Companies", the appropriate number of Shares for cancellation, while retaining a Fifteen Percent (15) Equity Position in "the SpinOff Company(s)", of which a portion of the Fifteen Percent of Stock will be distributed to SFAD's shareholders. All expenses incurred in effecting any spinoff transaction (legal and accounting, etc.) will be borne by "the Companies", including reimbursement for Buyer's expenses, legal, accounting and other out-of-pocket expenses incurred in effecting the spinoff and providing "the Companies" with information and assistance in connection with its efforts to become a public company. Expense reimbursements to Buyer will be made monthly upon presentation of appropriate evidence of the expense.

         b) If for any currently unforeseen reason, "the Companies" are legally or politically prohibited from being able to effect a Spinoff, and/or if the Seller elects not to do a spinoff, Seller may either remain in his capacity as President/Managing Director of "the Companies" or terminate his Employment Agreement in accordance with the notice provisions of the Employment Agreement. If Seller elects to continue with "the Companies", Seller will cause "the Companies" to either offer the Buyer a repurchase of the Companies' Shares held, at that time, by the Buyer or make provision for a continual regular distribution of Pro Rata Operating Profits to Buyer.

6. Failure to Achieve Revenues. If Seller is not able, for any reason, to cause "the Companies" to achieve annual revenues of at least $5,000,000 within a five year period, Seller will either remain as operating CEO of "the Companies", and/or seek out and appoint an acceptable replacement for the position.

7. Capitalization. Following Closing, Buyer, at its expense, will prepare a Private Placement Memorandum for use in raising capital for the development and growth of "the Companies", subject to receiving the necessary business and financial information from "the Companies", and will assist "the Companies" in raising the funding, on a best efforts basis. In the event of any Dilution resulting from the sale of "the Companies" stock that would cause SFAD's Equity Position Percentage to drop below Fifty Five (55) Percent, then the Founder(s) will surrender to the "Companies" for cancellation sufficient number of shares so that SFAD's resulting equity percentage is not less than Fifty Five (55) Percent. The only exception to this would be, in the event of the Spinoff, as detailed in Section 5: Spinoff Option.

8. Representations and Warranties of Seller. Seller represents and warrants to the Buyer that each of the following items is true and correct as of the date hereof and will be true and correct as of the Closing Date. The obligation of Buyer to consummate the transaction described herein is conditioned upon each of the following representations and warranties being true in all material respects as of the Closing Date.

         a) Good Standing. "the Companies" are duly organized and existing and in good standing, and are duly authorized to carry on their business and to own and lease properties as and in the places where such properties are now owned, leased or operated.

         b) Title to Assets. "the Companies" have good and marketable title to the assets described on the asset schedule to be delivered to Buyer, subject to existing mortgages, conditional sales agreement, charges, liens, or encumbrances, or any other assignment of rights and/or interests.

         c) Financial Statements. "the Companies"' audited financial statements (as described above) will be delivered to Buyer within 10 days of the date of this Agreement, will be made part of this agreement and will be attached as
SCHEDULE 1 (A) upon receipt. Such financial statements (including any related schedules and/or notes) will be true and correct in all material respects, and show all liabilities, direct and contingent, as required to be shown in accordance with the principles of GAAP. From the date of such financial statements to the date of their being provided to Buyer, there has been no material change in the assets, liabilities, financial condition, business or prospects of Seller from that reflected in such financial statements, other than changes in the ordinary course of business, including acquisitions, none of which have been, either in any case or in the aggregate, materially adverse.

         d) Title to Shares. Seller has and will convey to Buyer, pursuant to the Closing good and marketable title to the Shares, free and clear of any and all liens, trusts, claims, charges, restrictions, security agreements and other encumbrances of any kind or nature whatsoever.

         e) Accounts Receivable and Inventories. All accounts receivable of "the Companies" reflected on "the Companies" most current balance sheet are within a 90 day aging period, represent amounts due in the ordinary course of business, and are collectible.

         f) Tax Filings and Payment. "the Companies" have filed and paid all UK Inland Revenue, any and all applicable US Federal, state and local governmental tax returns required to be filed in accordance with applicable law and has paid all taxes and assessments (including, without limitation, income, excise, unemployment, social security, occupation, franchise, property, sales, and import taxes, duties or charges and all penalties and interest in respect thereto) required to have been paid to date.

         g) Litigation. Except as set forth on SCHEDULE 1 (B), as of the date of this agreement, there are no legal, quasi-judicial or administrative actions, suits or proceedings of any kind or nature now pending or threatened before any court or administrative body in any manner involving "the Companies" or any of its assets or shares of capital stock, or which may adversely affect the power or authority of Seller to transfer the Shares in accordance with this Agreement.

         h) No Breach. The consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not conflict with or result in a breach of the terms, conditions or provisions of, any order of any court or other agency of government, the charter or bylaws of either Company, or any note, debenture, mortgage, loan agreement or other instrument to which Seller or either Company is a party, or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever on any of the assets of "the Companies".

         i) No Broker. No broker, finder or other intermediary has acted on behalf of Seller in connection with the transactions contemplated herein, or is owed any fee or other compensation as a result of this transaction, with the exception that New Amsterdam Trust will receive Ten Percent of the Purchase Price, in SFAD 144 Common Shares, for an introduction of the Parties. Nevern Johns, Consultant and Procuring Cause for this Agreement, will receive Common Shares, as part of the purchase price, as compensation for services.

         j) Compliance with Hazardous Materials Laws. "the Companies" are in compliance with all applicable laws, rules and regulations regarding the handling of hazardous substances, and has secured all necessary permits, licenses, and approvals necessary to their operations. Such permits are currently valid and "the Companies" are in compliance with such permits.

         k) Compliance with Laws. "the Companies" have complied with, and are not in violation of, any UK, US federal, state or local statutes, laws or regulations applicable to the conduct of its business.

         l) Survival. All representations and warranties contained herein will be true in all material respects as of the Closing as though made at such time and will survive the consummation of the transactions contemplated by this Agreement.

         m) Indemnity. Seller agrees to indemnify and hold Buyer harmless from and against any and all losses, claims, demands, liabilities, suits, actions, costs and expenses (including, without limitation, reasonable attorneys' fees, expenses and court costs) arising out of the inaccuracy of any of Seller's representations or warranties contained herein. If Buyer receives any notice or claim of liability against which Buyer would be indemnified hereunder, Buyer shall promptly give Seller written notice of such claim and Seller shall have 30 days from receipt of such notice to pay the claim or provide Buyer with written verification that the claim is being disputed along with a check in the amount of 100% of the claim which amount will be held in escrow by Buyer's attorney until final resolution of the matter.

9. Closing. At Closing, Seller will deliver to Buyer the certificates representing the Shares, accompanied by stock powers duly executed, and such other documents and certificates as are required by this Agreement and those which may reasonably be requested by counsel to Buyer. Buyer and Seller will appoint one person designated by Buyer to "the Companies" Board of Directors. At Closing, Buyer will deliver to Seller executed instructions to its transfer agent for the issuance of Buyer's stock to Seller as provided herein, in
Schedule 1.

10. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in Palm Beach County, Florida, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be conducted before and by a single arbitrator selected by the parties. If the parties have not selected an arbitrator within 10 days of written demand for arbitration, the arbitrator shall be selected by the American Arbitration Association pursuant to the then current rules of that Association. The expenses of arbitration shall be divided equally between the parties. The duty to arbitrate shall survive the cancellation or termination of this Agreement.

11. Miscellaneous.

         a) Headings. The subject headings used in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

         b) Modifications and Waiver. This Agreement constitutes the full and accurate understanding and agreement between the parties pertaining to its entire subject matter and supersedes all prior agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver or a waiver of any future or past breach or violation of any such provision or of any other provision. No waiver shall be binding unless executed in writing by the party making the waiver.

         c) Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

         d) Further Assurances. The parties will execute and deliver such further documents and take such further actions as may reasonably be requested by counsel for any party in order more fully to carry out the intentions of this Agreement.

         d) Attorney's Fees. Each Party will assume their own legal costs associated with entering into this Stock Purchase Agreement transaction. If future litigation would occur, relating to this Agreement, in addition to all other remedies available to either party hereto, the prevailing party in any proceeding brought by reason of any breach, or alleged breach, of this Agreement shall be entitled to recover reasonable attorneys' fees and costs.

         e) Notices. Any notice, communication, request, reply or advice hereunder (a "Notice") must be in writing and may be given by registered or certified mail, with return receipt requested, or by hand delivery or facsimile. Notice deposited in the mail as set forth above shall be effective three business days after it is so deposited. Notice given in any other manner shall be effective when received by the party to whom it is given. For purposes of notice, the addresses of the parties shall be as follows:


Seller:                    NEVERN JOHNS

                           ----------------------        -----------------------

                           ----------------------        -----------------------
                           USA Address                   United Kingdom Address


Buyer:                     Safe Technologies International, Inc.
                           2875 S. Ocean Blvd. Suite 104
                           Palm Beach, Florida, 33480


         g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, United States of America.

         h) Counterparts. This Agreement may be executed in any number of counterparts each one of which shall be deemed an original.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.





SELLER:    /s/ Nevern Johns                                         12/30/03
           ---------------------------                         -----------------
           Nevern Johns                                               Date



MEDALLION SIGNATURE GUARANTEE

           BY:
               -----------------------                         -----------------
                                                                      Date




BUYER:   SAFE TECHNOLOGIES INTERNATIONAL, INC.

           BY: /s/ Bradford L. Tolley, Secretary/Treasurer           12/30/03
               -------------------------------------------     -----------------
               Company Officer                                       Date

State of Florida
County of Palm Beach

As to Nevern Johns 12/30/03
     UK DL Johns 603280NJ8WY-16

As to Bradford L. Tolley 12/30/03
     FL DL T402-072-64-102-0

[NOTARY PUBLIC SEAL STATE OF FLORIDA]                MARYANN CAMPBELL
                                                 MY COMMISSION # DD 068217
                                                 EXPIRES: October 29, 2005
                                             Bonded Thru Budget Notary Services

                           INDEX OF SCHEDULES

Schedule 1                 Purchase Price Agreement
Schedule 1(a)              Companies' Financial Statements
Schedule 1(b)              Companies' Litigation Affidavit
Schedule 1(c)              Stock Incentive Plan

                                   SCHEDULE 1

                         Purchase Price Stock Agreement

Nevern Johns, Consultant will receive SFAD Common Stock, as part of and included in the Purchase Price, for his efforts in procuring and negotiating the agreement between the Parties:

2,000,000 shares                    Upon execution of Stock Purchase Agreement, two years Companies' audits and
                                    SFAD's share certificates in Companies. (the `Closing')

2,000,000 shares                    Upon receipt of Companies' Y2003 Certified Audits that must be provided to
                                    SFAD, on or before January 20, 2004

2,000,000 shares                    Upon receipt of Companies' Y2004, 1st quarter financials unaudited, on or before April 15, 2004

2,000,000 shares                    Upon receipt of Companies' Y2004, 2nd quarter financials unaudited, on or before July 15, 2004

2,000,000 shares                    Upon receipt of Companies' Y2004, 3rd quarter financials unaudited, on or before October 15, 2004


Additionally, the Companies' former Shareholder(s) will receive 7,000,000 144 Common Shares to be distributed Pro Rata, contingent upon SFAD's receipt of the `Companies' Y2004 Year End Certified Audits that must be provided to SFAD, on or before January 20, 2005.

                                 SCHEDULE 1 (a)
                                                               Registered number
                                                                         4089606

                               Time Bytes Limited

                              Report and Accounts

                                31 October 2001

TIME BYTES LIMITED
REPORT AND ACCOUNTS
CONTENTS

                                                                            PAGE

Directors' report                                                             2

Independent auditors' report                                                  4

Profit and loss account                                                       5

Balance sheet                                                                 6

Notes to the accounts                                                         7

TIME BYTES LIMITED
DIRECTORS' REPORT

The directors present their report and accounts for the period ended 31 October 2001.

PRINCIPAL ACTIVITIES

The company's principal activity during the year was the sale of franchises for DVD greetings cards.

DIRECTORS

The directors who served during the period and their interests in the share capital of the company were as follows:

                                                          $ 1.8 Ordinary shares
                                                           2001          2000
D Flank                                                       2
N Johns                                                     --
D Jackson                                                   --

DIRECTORS' RESPONSIBILITIES

Company law requires the directors to prepare accounts for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss for that period. In preparing those accounts, the directors are required to:

     - select suitable accounting policies and then apply them consistently;

     - make judgements and estimates that are reasonable and prudent; and

     - prepare the accounts on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for maintaining proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the accounts comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

AUDITORS

A resolution to reappoint Campbell & Co as auditors will be put to the members at the Annual General Meeting.

SMALL COMPANY SPECIAL PROVISIONS

The report of the directors has been prepared in accordance with the special provisions of Part VII of the Companies Act 1985 relating to small companies.

This report was approved by the board on 14 October 2002.

N Johns
Director

TIME BYTES LIMITED

INDEPENDENT AUDITORS' REPORT
TO THE SHAREHOLDERS OF TIME BYTES LIMITED

We have audited the accounts of Time Bytes Limited for the period ended
31 October 2001 which comprise pages 5 to 12. These accounts have been prepared in accordance with the Financial Reporting Standard for Smaller Entities (effective June 2002), under the historical cost convention and the accounting policies set out therein.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

As described in the Statement of Directors' Responsibilities the company's directors are responsible for the preparation of the accounts in accordance with applicable law and United Kingdom Accounting Standards.

Our responsibility is to audit the accounts in accordance with relevant legal and regulatory requirements and United Kingdom Auditing Standards.

We report to you our opinion as to whether the accounts give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report to you if, in our opinion, the Directors' Report is not consistent with the accounts, if the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors' remuneration and transactions with the company is not disclosed.

We read the Directors' Report and consider the implications for our report if we become aware of any apparent misstatements within it.

BASIS OF AUDIT OPINION

We conducted our audit in accordance with United Kingdom Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the accounts, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the accounts.

OPINION

In our opinion the accounts give a true and fair view of the state of the company's affairs as at 31 October 2001 and of its profit/loss for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

Campbell & Co
Registered auditors

Southleigh
Reading Road
Burghfield Common
Berkshire
RG7 3BL                         23 October 2003

TIME BYTES LIMITED
PROFIT AND LOSS ACCOUNT
FOR THE PERIOD FROM 13 OCTOBER 2000 TO 31 OCTOBER 2001

                                                          NOTES            2001
                                                                            $

Administrative expenses                                                 (60,151)
                                                                       ---------
Operating loss                                                2         (60,151)

Loss on ordinary activities before taxation                             (60,151)

Tax on loss on ordinary activities                                           --
                                                                      ---------
Loss for the period                                                     (60,151)
                                                                      ---------
Retained loss for the period                                  9         (60,151)
                                                                      =========

TIME BYTES LIMITED
BALANCE SHEET
AS AT 31 OCTOBER 2001

                                   NOTES
                                                            2001
                                                             $

FIXED ASSETS
Intangible assets                      3                  90,000
Tangible assets                        4                   5,240
                                                        --------
                                                          95,240

CURRENT ASSETS
Debtors                                5       1,955
Cash at bank and in hand                       1,516
                                            --------
                                               3,471

CREDITORS: AMOUNTS FALLING DUE
WITHIN ONE YEAR                        6    (113,862)
                                            --------

Net current liabilities                                 (110,391)
                                                        --------
Net liabilities                                          (15,151)
                                                        ========

CAPITAL AND RESERVES
Called up share capital                7                     900
Share premium                          8                  44,100
Profit and loss account                9                 (60,151)
                                                        --------
SHAREHOLDERS' FUNDS                                      (15,151)
                                                        ========

The accounts have been prepared in accordance with the special provisions relating to small companies within Part VII of the Companies Act 1985.

D Flank
Director
Approved by the board on 14 October 2002

TIME BYTES LIMITED
NOTES TO THE ACCOUNTS
FOR THE PERIOD FROM 13 OCTOBER 2000 TO 31 OCTOBER 2001

1    ACCOUNTING POLICIES

     The accounts have been prepared under the historical cost convention and in accordance with the Financial Reporting Standard for Smaller Entities (effective June 2002).

     TURNOVER

     Turnover represents the invoiced value of goods and services supplied by the company, net of value added tax and trade discounts.

     DEPRECIATION

     Depreciation has been provided at the following rates in order to write off the assets over their estimated useful lives.

     Plant and machinery                   20% straight line

     STOCKS

     Stock is valued at the lower of cost and net realisable value.

     DEFERRED TAXATION

     Provision is made for deferred taxation using the liability method to take account of timing differences between the incidence of income and expenditure for taxation and accounting purposes, except to the extent that a liability to taxation is unlikely to crystallise.

     FOREIGN CURRENCIES

     Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange ruling at the balance sheet date. All differences are taken to the profit and loss account.

     LEASING AND HIRE PURCHASE COMMITMENTS

     Assets held under finance leases and hire purchase contracts, which are those where substantially all the risks and rewards of ownership of the asset have passed to the company, are capitalised in the balance sheet and depreciated over their useful lives.

     The interest element of the rental obligations is charged to the profit and loss account over the period of the lease and represents a constant proportion of the balance of capital repayments outstanding.

     Rentals paid under operating leases are charged to income on a straight line basis over the lease term.

     PENSIONS

     The company operates a defined contribution pension scheme. Contributions are charged to the profit and loss account as they become payable in accordance with the rules of the scheme.

TIME BYTES LIMITED
NOTES TO THE ACCOUNTS
FOR THE PERIOD FROM 13 OCTOBER 2000 TO 31 OCTOBER 2001

2    OPERATING PROFIT                                                       2001
                                                                             $

     This is stated after charging:

     Depreciation of owned fixed assets                                    1,310
                                                                        --------

3    INTANGIBLE FIXED ASSETS                                                 $

     Goodwill:

     COST

     Additions                                                            90,000
                                                                        --------
     At 31 October 2001                                                   90,000
                                                                        ========

     Amortisation
                                                                        --------
     At 31 October 2001                                                       --
                                                                        ========

     NET BOOK VALUE
     At 31 October 2001                                                   90,000
                                                                        ========

     Goodwill is being written off in equal annual instalments over its estimated economic life of 5 years.

4    TANGIBLE FIXED ASSETS

                                                                       Plant and
                                                                       machinery
                                                                           $

     COST
     Additions                                                             6,550
                                                                        --------
     At 31 October 2001                                                    6,550
                                                                        ========

     DEPRECIATION
     Charge for the period                                                 1,310
                                                                        --------
     At 31 October 2001                                                    1 310
                                                                        ========

     NET BOOK VALUE
     At 31 October 2001                                                    5,240
                                                                        ========

5    DEBTORS                                                                2001
                                                                             $

     Other debtors                                                         1,955
                                                                        ========

TIME BYTES LIMITED
NOTES TO THE ACCOUNTS
FOR THE PERIOD FROM 13 OCTOBER 2000 TO 31 OCTOBER 2001

6    CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR                        2001
                                                                            $

     Trade creditors                                                     36,983
     Other creditors                                                     76,879
                                                                       --------
                                                                        113,862
                                                                       ========

7    SHARE CAPITAL                                                         2001
                                                                            $

     Authorised:
     Ordinary shares of (pound)1 each                                     1,000
                                                                       ========

                                                               2001        2001
                                                                 NO         $
     Allotted, called up and fully paid:
     Ordinary shares of (pound)1 each                           500         900
                                                                       ========

     MOVEMENT IN SHARE CAPITAL                                             2001
                                                                            $

     Shares issued                                                          900
                                                                       --------
     At 31 October                                                          900

8    SHARE PREMIUM                                                         2001
                                                                            $

     Shares issued                                                       44,100
                                                                       --------
     At 31 October                                                       44,100
                                                                       ========

9    PROFIT AND LOSS ACCOUNT                                               2001
                                                                            $

     Retained loss                                                      (60,151)
                                                                       --------
     At 31 October                                                      (60,151)
                                                                       ========

                                                               Registered number
                                                                         4089606

                               Time Bytes Limited

                              Report and Accounts

                                31 October 2002

TIME BYTES LIMITED
REPORT AND ACCOUNTS
CONTENTS

                                                                            PAGE

Directors' report                                                             2

Independent auditors' report                                                  4

Profit and loss account                                                       5

Balance sheet                                                                 6

Notes to the accounts                                                         7

TIME BYTES LIMITED
DIRECTORS' REPORT

The directors present their report and accounts for the year ended 31 October 2002.

PRINCIPAL ACTIVITIES

The company's principal activity during the year was the sale of franchises for DVD greetings cards and the subsequent sale of the cards.

DIRECTORS

The directors who served during the year and their interests in the share capital of the company were as follows:

                                                            $1.8 Ordinary shares
                                                              2002          2001

D Flank                                                        252             2
N Johns                                                        252            --
D Jackson                                                      252            --

DIRECTORS' RESPONSIBILITIES

Company law requires the directors to prepare accounts for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss for that period. In preparing those accounts, the directors are required to:

     - select suitable accounting policies and then apply them consistently;

     - make judgements and estimates that are reasonable and prudent; and

     - prepare the accounts on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for maintaining proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the accounts comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

AUDITORS

A resolution to reappoint Campbell & Co as auditors will be put to the members at the Annual General Meeting.

SMALL COMPANY SPECIAL PROVISIONS

The report of the directors has been prepared in accordance with the special provisions of Part VII of the Companies Act 1985 relating to small companies.

This report was approved by the board on 12 August 2003.

N Johns
Director

TIME BYTES LIMITED

INDEPENDENT AUDITORS' REPORT
TO THE SHAREHOLDERS OF TIME BYTES LIMITED

We have audited the accounts of Time Bytes Limited for the year ended 31 October 2002 which comprise pages 5 to 12. These accounts have been prepared in accordance with the Financial Reporting Standard for Smaller Entities (effective June 2002), under the historical cost convention and the accounting policies set out therein.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

As described in the Statement of Directors' Responsibilities the company's directors are responsible for the preparation of the accounts in accordance with applicable law and United Kingdom Accounting Standards.

Our responsibility is to audit the accounts in accordance with relevant legal and regulatory requirements and United Kingdom Auditing Standards.

We report to you our opinion as to whether the accounts give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report to you if, in our opinion, the Directors' Report is not consistent with the accounts, if the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors' remuneration and transactions with the company is not disclosed.

We read the Directors' Report and consider the implications for our report if we become aware of any apparent misstatements within it.

We conducted our audit in accordance with United Kingdom Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the accounts, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the accounts.

OPINION

In our opinion the accounts give a true and fair view of the state of the company's affairs as at 31 October 2002 and of its profit for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

Campbell & Co
Registered auditors

Southleigh
Reading Road
Burghfield Common
Berkshire
RG7 3BL 23                                        October 2003

TIME BYTES LIMITED
PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 OCTOBER 2002

                                              NOTES           2002         2001
                                                               $            $

TURNOVER                                                   867,713           --

Cost of sales                                             (158,865)          --
                                                       -----------    ---------
Gross profit                                               708,848           --

Administrative expenses                                   (431,492)     (60,151)
                                                       -----------    ---------
Operating profit/(loss)                           2        277,356      (60,151)
                                                       -----------    ---------
Profit/(loss) on ordinary activities
  before taxation                                          277,356      (60,151)

Tax on profit/(loss) on ordianry activities                     --           --
                                                       -----------    ---------
Profit/(loss) for the financial year                       277,356      (60,151)
                                                       -----------    ---------
Retained profit/(loss) for the financial year     9        277,356      (60,151)
                                                       ===========    =========

TIME BYTES LIMITED
BALANCE SHEET
AS AT 31 OCTOBER 2002

                              NOTES                  2002                  2001
                                                      $                     $

FIXED ASSETS
Intangible assets                 3                90,000                90,000
Tangible assets                   4                 7,292                 5,240
                                                 --------              --------
                                                   97,292                95,240

CURRENT ASSETS
Stocks                                  67,102                    --
Debtors                           5    387,092                 1,955
Cash at bank and in hand                19,145                 1,516
                                      --------              --------
                                       473,339                 3,471

CREDITORS: AMOUNTS FALLING
DUE WITHIN ONE YEAR               6   (242,788)             (113,862)
                                      --------              --------

Net current assets/(liabilities)                  230,551              (110,391)
                                                 --------              --------
Net assets/(liabilities)                          327,843               (15,151)
                                                 ========              ========

CAPITAL AND RESERVES

Called up share capital           7                 1,800                   900
Share premium                     8               108,839                44,100
Profit and loss account           9               217,204               (60,151)
                                                 --------              --------
SHAREHOLDERS' FUNDS                               327,843               (15,151)
                                                 ========              ========

The accounts have been prepared in accordance with the special provisions relating to small companies within Part VII of the Companies Act 1985.

D Flank
Director
Approved by the board on 12 August 2003

TIME BYTES LIMITED
NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 OCTOBER 2002

1    Accounting policies

     The accounts have been prepared under the historical cost convention and in accordance with the Financial Reporting Standard for Smaller Entities (effective June 2002).

     TURNOVER

     Turnover represents the invoiced value of goods and services supplied by the company, net of value added tax and trade discounts.

     DEPRECIATION

     Depreciation has been provided at the following rates in order to write off the assets over their estimated useful lives.

     Furniture and Equipment               20% straight line

     STOCKS

     Stock is valued at the lower of cost and net realisable value.

     DEFERRED TAXATION

     Provision is made for deferred taxation using the liability method to take account of timing differences between the incidence of income and expenditure for taxation and accounting purposes, except to the extent that a liability to taxation is unlikely to crystallise.

     FOREIGN CURRENCIES

     Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange ruling at the balance sheet date. All differences are taken to the profit and loss account.

     LEASING AND HIRE PURCHASE COMMITMENTS

     Assets held under finance leases and hire purchase contracts, which are those where substantially all the risks and rewards of ownership of the asset have passed to the company, are capitalised in the balance sheet and depreciated over their useful lives.

     The interest element of the rental obligations is charged to the profit and loss account over the period of the lease and represents a constant proportion of the balance of capital repayments outstanding.

     Rentals paid under operating leases are charged to income on a straight line basis over the lease term.

TIME BYTES LIMITED
NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 OCTOBER 2002

2    OPERATING PROFIT                                           2002        2001
                                                                 $           $

     This is stated after charging:

     Depreciation of owned fixed assets                        2,151         728
                                                            ========    ========

3    INTANGIBLE FIXED ASSETS                                                $

     Goodwill:

     COST
     At 1 November 2001                                                   90,000
                                                                        --------
     At 31 October 2002                                                   90,000
                                                                        ========

     AMORTISATION
                                                                        --------
     At 31 October 2002                                                       --
                                                                        ========

     NET BOOK VALUE

     At 31 October 2002                                                   90,000
                                                                        ========
     At 31 October 2001                                                   90,000
                                                                        ========

     Goodwill is being written off in equal annual instalments over its estimated economic life of 5 years.

4    TANGIBLE FIXED ASSETS

                                                                       PLANT AND
                                                                       MACHINERY
                                                                           $

     COST
     At 1 November 2001                                                    6,550
     Additions                                                             4,203
                                                                        --------
     At 31 October 2002                                                   10,753
                                                                        ========
     DEPRECIATION
     At 1 November 2001                                                    1,310
     Charge for the year                                                   2,151
                                                                        --------
     At 31 October 2002                                                    3,461
                                                                        ========
     NET BOOK VALUE
     At 31 October 2002                                                    7,292
                                                                        ========
     At 31 October 2001                                                    5,240
                                                                        ========

TIME BYTES LIMITED
NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 OCTOBER 2002

5    DEBTORS                                                    2002        2001
                                                                 $           $

     Trade debtors                                           189,916          --
     Other debtors                                           197,176       1,955
                                                            --------    --------
                                                             387,092       1,086
                                                            ========    ========

6    CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR             2002        2001
                                                                 $           $

     Obligations under finance lease and hire purchase
     contracts                                                37,913          --
     Trade creditors                                          94,766      36,983
     Other taxes and social security costs                    66,447          --
     Other creditors                                          43,662      76,879
                                                            --------    --------
                                                             242,788     113,862
                                                            ========    ========

7    SHARE CAPITAL                                              2002        2001
                                                                 $           $

     Authorised:
     Ordinary shares of (pound)1 each                          1,000       1,000
                                                            ========    ========

                                           2002     2001        2002        2001
                                             NO       NO         $           $

     Allotted, called up and fully
     paid:
     Ordinary shares of (pound)1 each     1,000      500       1,800         900
                                                            ========    ========

     MOVEMENT IN SHARE CAPITAL                                  2002        2001
                                                                 $           $

     At 1 November                                               900          --

     Shares issued                                               900         900
                                                            --------    --------
     At 31 October                                             1,800         900
                                                            ========    ========

TIME BYTES LIMITED
NOTES TO THE ACCOUNTS
FOR THE YEAR ENDED 31 OCTOBER 2002

8    SHARE PREMIUM                                              2002       2001
                                                                 $          $

     At 1 November                                            44,100         --
     Shares issued                                            64,739     44,100
                                                            --------    -------
     At 31 October                                           108,839     44,100
                                                            ========    =======

9    PROFIT AND LOSS ACCOUNT                                    2002       2001
                                                                 $          $

     At 1 November                                           (60,152)        --

     Retained profit/(loss)                                  277,356    (60,151)
                                                            --------    -------
     At 31 October                                           217,204    (60,151)
                                                            ========    =======

                                 Schedule 1(b)

                        Companies' Litigation Affidavit


Safe Technolgies International Inc
West Palm Beach
Florida
USA
Attn Brad Tolley

20 January 2004

Dear Sirs

You have requested a letter regarding litigation at the present time relating to Time Bytes Ltd, Time Bytes International Inc and Sports Profiles Ltd as part of your due diligence.

Time Bytes International Inc has not yet traded as far as I am aware and therefore there can be no litigation.

I am pleased to be able to confirm that to the best of my knowledge there is no current civil, criminal, product liability, employee liability or other litigation whatsoever apart from the claims listed below for unpaid sums:

GKD Ltd                               (pound)4,430.47
(GKD is a printer and there was a dispute regarding the quality of their print)

Duraweld Ltd                          (pound)16,677.41
(There was a dispute concerning the quality of packaging they supplied)

Walkers of Manchester                 (pound)3,170.61 less (pound)1,000 paid,
                                      current balance (pound)2,170.61

Trevor Blunt                          (pound)3,625.85 less (pound)3,095.85 paid,
                                      current balance (pound)530

TNT                                   (pound)3,819.91

As noted above, two of these were disputed but judgment was awarded against the company.

I am not aware at present of any other creditors who have issued writs for unpaid invoices at the present time.

Also I know of no matters pending which might lead to a claim for damages.

I trust the above will be sufficient for your purposes.


Yours faithfully



Margaret Campbell
Campbell & Co

                                SCHEDULE 1 (c)



STOCK INCENTIVE PLAN:

For each year that `the Companies', Management, for up to a Three (3)
Period, are able to increase `the Companies' Revenues over the prior year's Revenues, by a minimum of $500,000 in Annual Revenues, the Companies' former Founder/ Operating CEO will receive a Stock Bonus of One (1) Million Shares of SFAD 144 Common Stock for each year the benchmark is achieved.